SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                EXPLANATORY NOTE

                  Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on May 20, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

                                      # # #

May 18, 2002

Dear Quanta Stockholder:

You will probably be pleased to know that this is the last letter you will receive from us before our annual meeting on Thursday, May 23. WE NEED YOUR VOTE. PLEASE VOTE THE WHITE CARD WE HAVE PREVIOUSLY SENT YOU TODAY to stop Aquila from taking control of Quanta and your investment without offering you anything in return.

If you have not yet voted your shares or have voted for Aquila's nominees and would like to change your vote, PLEASE CALL MACKENZIE PARTNERS toll-free at 800-322-2885. They can help you with any information you may need to VOTE THE WHITE CARD.

         ISS, THE LEADING PROXY ADVISOR TO MAJOR FINANCIAL INSTITUTIONS,
              RECOMMENDS THAT INVESTORS VOTE FOR QUANTA'S NOMINEES

We urge you to consider what ISS told its institutional clients in its May 16, 2002 report supporting Quanta's existing Board, and we quote (1):

        >> "[I]t appears that Aquila is not offering anything new to shareholders"

        >> "Given the fact that Aquila is seeking a change in control with no immediate premium to shareholders, ISS is not convinced that this is the best course of action for Quanta's shareholders."

        >> "Arguably, the poison pill is protecting shareholders from a potential Aquila transaction that offers nothing new, other than a potential repurchase program designed to acquire up to 20 to 25 percent of the shares outstanding, which would ultimately give control of the company to Aquila."

        >> "Aquila's track record raises some questions regarding the fact that minority shareholders of Aquila subsidiaries got bought out at a discount to the original sale price in a going-private transaction. The possibility of a coercive or two-tiered offer would be the worst case scenario for Quanta's shareholders."

        >> "While implementing the SECT [Stock Employee Compensation Trust] and establishing a 39 percent limit on Aquila's ownership of Quanta give the appearance of an effort to block Aquila from acquiring the company, ISS believes that Quanta is protecting its shareholders in the process."

        >> "Given the company's overall performance, ISS believes that Quanta has a feasible strategic plan in place to maximize shareholder value."

             QUANTA IS PERFORMING WELL IN A CHALLENGING ENVIRONMENT

Contrary to Aquila's disingenuous assertions and under the leadership of its current Board of Directors, Quanta is performing well and outpacing its peers in a challenging environment.

           o On May 8, 2002, Quanta announced its first quarter results, which included revenues of $449.2 million and operating cash flow of $68.4 million.

           o These results follow Quanta's strong performance in 2001 when it generated record revenues, concluding a three-year period of revenue growth that outpaced its peers, and record cash flow.

          QUANTA'S NOMINEES ARE FOCUSED ON ENHANCING STOCKHOLDER VALUE

As previously announced, Quanta's Board is committed to enhancing stockholder value and has authorized its financial advisor to evaluate all options, including a potential sale of the Company, to which Aquila has been an impediment in the past.

QUANTA'S NOMINEES ARE:

           o Responsible for and still personally supervise almost $700 million, or approximately 34.7% of Quanta's 2001 revenues;

           o     Owners of 5.27% of Quanta's stock; and

           o Very knowledgeable about our business, with 84 years of aggregate or direct operating experience.

AQUILA'S NOMINEES:

           o     Are pledged to Aquila's self-serving agenda;

           o     Own very little Quanta stock;

           o     Have virtually no operating experience in our business; and

           o Have no concrete plan to generate value for Quanta stockholders.

       ON MAY 15, AQUILA WAS PLACED ON S&P'S "CREDIT CLIFF" MEANING IT IS
          VULNERABLE TO A LIQUIDITY CRISIS IF ITS DEBT IS DOWNGRADED. (2)

As we have described to you in past letters, Aquila has been performing poorly and it has a history of abusing minority stockholders to pursue its own financial interests. Stockholders have twice suffered steep losses as a result of Aquila's squeeze-out transactions. DON'T LET THIS HAPPEN TO YOU.

          DON'T LET AQUILA STEAL QUANTA. ELECT QUANTA'S NOMINEES TODAY.

Very truly yours,

By: /s/ Vincent D. Foster                   By: /s/ John R. Colson
Vincent D. Foster                           John R. Colson
Chairman                                    Chief Executive Officer

IMPORTANT INFORMATION

Quanta Services, Inc. has filed a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. QUANTA SERVICES, INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT IN ITS ENTIRETY, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Quanta's proxy statement and other relevant documents are available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders is available in the proxy statement filed by Quanta with the SEC.

This letter contains various forward-looking statements and information, including management's expectations regarding the future performance of Quanta. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications outsourcing industry and the ability of Quanta to complete acquisitions and to effectively integrate the operations of acquired companies, and uncertainties relating to Aquila's hostile proxy fight for the Company, as well as general risks related to the industries in which Quanta, its customers and its suppliers operate. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934, as amended.

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1 Institutional Shareholder Services, Proxy Analysis, May 23, 2002.  Consent of
author or publication for inclusion in proxy solicitation material was neither sought nor gained.

2 Standard & Poor's Credit Wire, May 15, 2002. Consent of agency for inclusion in proxy solicitation material was neither sought nor gained.